EXHIBIT 99.1

Civista Bancshares, Inc. Announces First-Quarter 2026 Financial Results of $0.72 per Common Share, up $0.06 per Common Share from First-Quarter 2025

Sandusky, Ohio, April 22, 2026 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) today reported net income of $15.0 million, or $0.72 per common share, for the quarter ended March 31, 2026. The results of the periods reflect the inclusion of The Farmers Savings Bank ("FSB") merger since November 7, 2025.

•
Net income, for the first-quarter of 2026 of $15.0 million, a $4.8 million or 47% increase compared to $10.2 million for the first-quarter 2025, and a $2.7 million or 22% increase compared to $12.3 million for the fourth-quarter 2025.
•
Diluted earnings per common share of $0.72, for the first quarter of 2026, a $0.06 or 9% increase compared to $0.66 per diluted share, for the first quarter of 2025, and $0.11 or 18% increase compared to $0.61 per diluted share, for the fourth quarter of 2025.
•
First-quarter 2026 results include non-recurring, acquisition-related adjustments associated with the merger of FSB that negatively impacted net income by approximately $0.4 million on a pre-tax and after-tax basis, or $0.02 per common share.
•
Net interest margin (tax‑equivalent) expanded to 3.85% during the first quarter of 2026, increasing 34 basis points year‑over‑year and 16 basis points sequentially, reflecting lower funding costs and disciplined balance‑sheet management.
•
Cost of funds of 196 basis points for the first-quarter of 2026, 35 basis points lower than the 231 basis points cost of funds for the first-quarter of 2025, and 12 basis points lower than the 208 basis points in fourth-quarter 2025.
•
Cost of deposits of 181 basis points for the first-quarter of 2026, down 19 basis points compared to 200 basis points in the first-quarter of 2025, and 11 basis points lower than the 192 basis points in the fourth-quarter of 2025.
•
Efficiency ratio for the first quarter of 2026 was 60.1%, compared to 64.9% for the first quarter of 2025.
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Total deposits increased $35.4 million, or 1.0%, in the first quarter of 2026 compared to the fourth quarter of 2025.
•
Return on Assets of 1.41%, compared to 1.00% for the first quarter of 2025 and 1.14% for the fourth quarter of 2025.

CEO Commentary:

“Civista reported a solid start to 2026, with first‑quarter net income of $15.0 million, or $0.72 per diluted share,” said Dennis Shaffer, President and Chief Executive Officer of Civista Bancshares, Inc. “Results for the quarter reflected continued expansion in net interest margin, disciplined expense management, and stable credit performance, while we proactively managed the balance sheet in a changing operating environment.”

“During the first quarter, we continued to optimize our funding mix by reducing higher‑cost sources, including brokered deposits and short‑term FHLB advances, while growing core deposits,” Shaffer said. “These actions contributed to lower funding costs and further strengthened our liquidity profile.”

“We also successfully completed the integration and system conversion of The Farmers Savings Bank during the quarter,” Shaffer added. “The conversion was executed smoothly and on schedule, reflecting our disciplined approach to integration and our commitment to minimizing disruption for customers and employees.”

“As we move forward, we remain focused on disciplined growth, prudent risk management, and delivering consistent value for shareholders,” Shaffer concluded. “Our community‑banking model and diversified earnings profile position Civista well as we navigate the current economic environment and continue to support the communities we serve.”

Results of Operations:

For the three-month periods ended March 31, 2026, March 31, 2025 and December 31, 2025.

The results of the periods reflect the inclusion of FSB merger since November 7, 2025.

First-Quarter 2026 Highlights

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Net income of $15.0 million, a $4.8 million or 47% increase compared to $10.2 million for the first quarter 2025, and a $2.7 million or 22% increase compared to the $12.3 million for the fourth quarter of 2025.
•
Diluted earnings per common share of $0.72, for the first quarter of 2026, a $0.06 or 9% increase compared to $0.66 per diluted share, for the first quarter of 2025, and $0.11 or 18% increase compared to $0.61 per diluted share, for the fourth quarter of 2025.
•
Successfully completed the core system conversion and operational integration of FSB, following its acquisition in the fourth quarter of 2025.
•
The first-quarter of 2026 included non-recurring adjustments related to the merger of FSB that closed in the fourth quarter of 2025 that negatively impacted net income by approximately $0.4 million on a pre-tax and after-tax basis, or $0.02 per common share.
•
Net interest margin (tax‑equivalent) expanded to 3.85% during the first quarter of 2026, increasing 34 basis points year‑over‑year and 16 basis points sequentially, reflecting lower funding costs and disciplined balance‑sheet management.
•
Net interest income of $37.8 million, up $5.1 million or 15.4% compared to the first quarter of 2025, and up $1.4 million or 3.8% compared to the fourth quarter of 2025.
•
Total deposits increased $35.4 million, or 1.0%, in the first quarter of 2026 compared to the fourth quarter of 2025.
•
Cost of deposits of 181 basis points for the first-quarter of 2026, down 19 basis points compared to 200 basis points in the first-quarter of 2025, and 11 basis points lower than the 192 basis points in the fourth-quarter of 2025.
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Cost of funds of 196 basis points for the first-quarter of 2026, 35 basis points lower than the 231 basis points cost of funds for the first-quarter of 2025, and 12 basis points lower than the 208 basis points in fourth-quarter 2025.
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Efficiency ratio for the first quarter of 2026 was 60.1%, compared to 64.9% for the first quarter of 2025.
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Return on average assets improved to 1.41%, compared to 1.00% for the first quarter of 2025 and 1.14% for the fourth quarter of 2025.
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Return on average equity increased to 10.97%, compared to 10.39% for the first quarter of 2025 and 9.26% for the fourth quarter of 2025.
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Allowance for credit losses on loans / total loans of 1.26%.
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Tangible book value per share was $19.70 at March 31, 2026.
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Declared a quarterly cash dividend of $0.18 per share, an increase from $0.17 per share in the prior quarter.
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Based on the March 31, 2026 closing share price of $22.79, the $0.18 quarterly dividend represents an annualized yield of 3.16% and a payout ratio of 24.91%.

Assets

Total assets at March 31, 2026, were $4.3 billion, a decrease of $38.1 million, or 0.9% from December 31, 2025.

•
Loan and lease balances decreased $40.4 million, or 1.2% since December 31, 2025 reflecting seasonal construction runoff and loan payoffs.
•
Real Estate Construction loans decreased $30.9 million since December 31, 2025, mainly due to seasonal construction patterns that primarily sees its lowest activity in the first quarter combined with projects moving from temporary to permanent financing.
•
Commercial Real Estate Non-Owner Occupied decreased $6.2 million since December 31, 2025 primarily related to loan payoffs.
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Residential Real Estate decreased $1.0 million since December 31, 2025 reflecting stable demand and portfolio runoff offsetting new originations.

Deposits & Borrowings

Total deposits at March 31, 2026, were $3.5 billion, an increase of $35.4 million, or 1.0% from December 31, 2025.

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Interest-bearing demand deposits increased $18.9 million from December 31, 2025, primarily due to increases of $18.6 million and $5.0 million in interest-bearing public funds and business interest-bearing demand deposits, respectively, slightly offset by decreases of $4.6 million and $2.8 million in jumbo demand deposits and retail interest-bearing demand deposits, respectively.
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Savings and money markets increased $56.7 million from December 31, 2025, primarily due to increases of $27.0 million, $13.3 million, $8.8 million, $6.1 million, and $4.2 million in business money market deposits, ICS money market deposits, public fund money market, retail money market deposits, and statement savings, respectively.
•
Time deposits decreased $16.9 million from December 31, 2025, primarily due a decrease of $15.4 million in jumbo CDs.
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Brokered deposits totaled $377.1 million at March 31, 2026, which included brokered certificate of deposits of $375.0 million and brokered money markets of $2.1 million. Brokered deposits decreased $25.0 million from December 31, 2025, strategically reducing the balances of brokered deposits.
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FHLB short-term advances totaled $100.0 million on March 31, 2026, down $75.0 million from December 31, 2025.

Net Interest Income and Net Interest Margin

Net interest income increased $5.1 million, or 15.4%, for the first quarter of 2026, compared to the same period last year.

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Interest income increased $2.1 million year over year, primarily reflecting growth in average interest‑earning assets, partially offset by a modest decline in asset yields due to a decrease in interest rates.
•
Interest expense decreased $3.0 million year over year, as lower borrowing costs from reduced short‑term FHLB advances and improved time deposit pricing more than offset the impact of continued growth in interest‑bearing deposit balances.
•
Net interest margin increased 34 basis points to 3.85% for the first quarter of 2026, compared to 3.51% for the same period last year, reflecting disciplined deposit pricing, a reduced reliance on higher‑cost wholesale funding, and favorable repricing dynamics, partially offset by pressure from changes in asset mix.

Credit

Provision for credit losses (including provision for unfunded commitments) decreased $2.2 million benefiting from a credit to the provision for credit losses of $0.6 million for the first quarter of 2026 compared to an expense of $1.6 million for the same period last year.

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Civista recorded net charge-offs of $0.7 million for the first quarter of 2026 compared to net charge-offs of $0.6 million for the same period last year.

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The allowance for credit losses to loans ratio was 1.26% at March 31, 2026, compared to 1.30% at March 31, 2025, and 1.28% at December 31, 2025.

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The allowance for credit losses was $40.5 million at March 31, 2026, compared to $40.3 million at March 31, 2025, and $42.0 million at December 31, 2025.

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Non-performing assets at March 31, 2026, were $30.2 million, a decrease of $1.0 million or 3.3%, from December 31, 2025. The non-performing assets to assets ratio was 0.70% and 0.72% at March 31, 2026 and December 31, 2025, respectively.

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The allowance for credit losses to non-performing loans increased slightly to 134.8% at March 31, 2026, from 134.3% at December 31, 2025.

Non-interest Income

Non-interest income for the first quarter of 2026 totaled $9.4 million, an increase of $1.6 million or 20.0%, when compared to the same period last year.

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Service charges increased $0.2 million for the first quarter of 2026, compared to the same period last year, primarily from higher retail service charges, including retail overdraft fees.
•
Net gain on sale of loans increased $1.0 million for the first quarter of 2026, compared to the same period last year, due to the changes in the interest rate environment.
•
Lease revenue and residual income decreased $0.3 million for the first quarter of 2026 compared to the same period last year, mainly due to a decrease in operating lease originations in the first quarter of 2026 as the Company continues to shift towards finance leases.
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Other income increased $0.4 million for the first quarter of 2026 compared to the same period last year. Income from the Company's captive insurance subsidiary, CIVB Risk Management, recorded $0.5 million of income in the first quarter of 2026 related to the closure of three claims without payment, resulting in a reduction of ceded reserves.

Non-interest Expense

Non-interest expense for the first quarter of 2026 totaled $29.9 million, an increase of $2.7 million or 10.1%, when compared to the same period last year. In the first quarter of 2026, noninterest expense was increased by $0.4 million of non-recurring adjustments related to acquisition expenses resulting from the merger with FSB that closed in November 2025. These expenses are recorded in other noninterest expenses.

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Compensation expense increased $2.2 million for the first quarter of 2026 compared to the same period last year, primarily due to increases in salaries, commissions, and medical expenses associated from operating with higher full-time equivalent (FTE) employees year-over-year.
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The quarter-to-date average number of FTE employees was 535 at March 31, 2026, compared with an average number of 520 for the same period in 2025.
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Other expenses increased $0.5 million for the first quarter of 2026 compared to the same period last year, mainly due to the aforementioned acquisition-related expenses.
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The efficiency ratio was 60.1% for the quarter ended March 31, 2026, compared to 64.9% for the same period last year. The change in the efficiency ratio is primarily due to a 10.1% increase in non-interest expenses, mostly offset by a 15.4% increase in net interest income and a 20.0% increase in non-interest income.

Taxes

Civista’s effective income tax rate for the first quarter of 2026 was 16.8% compared to 14.8% for the same period last year.

Capital

Total shareholders’ equity at March 31, 2026, totaled $552.2 million, an increase of $8.8 million from December 31, 2025. This resulted from an increase of $11.3 million in retained earnings, partially offset by an increase in accumulated other comprehensive loss of $2.9 million resulting from the change in the unrealized loss on available-for-sale securities portfolio.

Civista did not repurchase any shares in the first quarter of 2026 as the current repurchase plan is set to expire in April 2027. For the three months ended March 31, 2026, Civista liquidated 14,504 shares held by employees, at an average price of $21.94 per share, to satisfy tax obligations stemming from vesting of restricted shares.

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company's financial results for the first quarter of 2026 at 1:00 p.m. ET on Wednesday, April 22, 2026. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. first quarter 2026 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.civb.com).

About Civista Bancshares

Civista Bancshares, Inc., is a $4.3 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 44 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Non-GAAP Financial Measures

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles ("GAAP"). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations. Certain non-GAAP financial measures discussed earlier in this release, including efficiency ratio, net interest margin, tangible book value per share, and related ratios, are identified in the accompanying financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Three Months Ended March 31,
	2026			2025
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,252,342	$49,230	6.14%	$3,099,440	47,646	6.23%
Taxable securities ***	432,760	3,954	3.49%	396,893	3,555	3.31%
Non-taxable securities ***	285,277	2,303	3.94%	286,481	2,340	3.91%
Interest-bearing deposits in other banks	32,765	322	3.91%	18,895	192	4.13%
Total interest-earning assets ***	$4,003,144	$55,809	5.66%	$3,801,709	$53,733	5.71%
Noninterest-earning assets:
Cash and due from financial institutions	39,130			43,203
Premises and equipment, net	39,989			46,404
Accrued interest receivable	14,196			13,567
Intangible assets	143,272			133,268
Bank owned life insurance	63,287			62,916
Other assets	51,682			58,588
Less allowance for loan losses	(41,663)			(39,956)
Total Assets	$4,313,037			$4,119,699

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,655,416	$5,431	1.33%	$1,578,949	$5,729	1.47%
Time	1,110,357	10,022	3.66%	959,611	9,987	4.22%
Short-term FHLB borrowings	148,656	1,348	3.68%	355,589	3,929	4.48%
Long-term FHLB borrowings	781	5	2.73%	1,408	9	2.56%
Other borrowings	3,913	72	7.50%	6,430	145	9.14%
Subordinated debentures	104,249	1,108	4.31%	104,103	1,161	4.52%
Total interest-bearing liabilities	$3,023,372	$17,986	2.41%	$3,006,090	$20,960	2.83%
Non-interest-bearing deposits	695,429			670,774
Other liabilities	40,296			45,814
Shareholders' equity	553,940			397,021
Total Liabilities and Shareholders' Equity	$4,313,037			$4,119,699

Net interest income and interest rate spread		$37,823	3.25%		$32,773	2.88%

Net interest margin ***			3.85%			3.51%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $612 thousand and $622 thousand for the periods ended March 31, 2026 and 2025, respectively.

** - Average balance includes nonaccrual loans

*** - Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $41.3 million and $59.2 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Non-interest income
(unaudited - dollars in thousands)	Three months ended March 31,
	2026	2025	$ Change	% Change
Service charges	$1,714	$1,524	$190	12.5%
Net gain (loss) on equity securities	33	(29)	62	213.8%
Net gain on sale of loans and leases	1,605	604	1,001	165.7%
ATM/Interchange fees	1,386	1,326	60	4.5%
Wealth management fees	1,433	1,340	93	6.9%
Lease revenue and residual income	1,630	1,896	(266)	-14.0%
Bank owned life insurance	390	387	3	0.8%
Swap fees	56	72	(16)	-22.2%
Other	1,184	740	444	60.0%
Total non-interest income	$9,431	$7,860	$1,571	20.0%

Non-interest expense
(unaudited - dollars in thousands)	Three months ended March 31,
	2026	2025	$ Change	% Change
Compensation expense	$16,229	$14,043	$2,186	15.6%
Net occupancy expense	1,623	1,634	(11)	-0.7%
Contracted data processing	730	567	163	28.7%
FDIC assessment	423	873	(450)	-51.5%
State franchise tax	554	526	28	5.3%
Professional services	1,585	2,090	(505)	-24.2%
Equipment expense	2,089	2,103	(14)	-0.7%
ATM/Interchange expense	732	580	152	26.2%
Marketing	478	296	182	61.5%
Amortization of core deposit intangible	696	332	364	109.6%
Software maintenance expense	1,475	1,277	198	15.5%
Other	3,259	2,805	454	16.2%
Total non-interest expense	$29,873	$27,126	$2,747	10.1%

End of period loan and lease balances
(unaudited - dollars in thousands)
	March 31,	December 31,
	2026	2025	$ Change	% Change
Commercial and Agriculture	$310,400	$308,692	$1,708	0.6%
Commercial Real Estate:
Owner Occupied	390,786	385,547	5,239	1.4%
Non-owner Occupied	1,232,781	1,239,017	(6,236)	-0.5%
Residential Real Estate	943,425	944,328	(903)	-0.1%
Real Estate Construction	254,254	285,137	(30,883)	-10.8%
Farm Real Estate	32,700	37,775	(5,075)	-13.4%
Lease financing receivable	32,693	35,103	(2,410)	-6.9%
Consumer and Other	32,628	34,447	(1,819)	-5.3%
Total Loans	$3,229,667	$3,270,046	$(40,379)	-1.2%

End of period deposit balances
(unaudited - dollars in thousands)
	March 31,	December 31,
	2026	2025	$ Change	% Change
Noninterest-bearing demand	$703,778	$702,032	$1,746	0.2%
Interest-bearing demand	419,295	400,403	18,892	4.7%
Savings and money market	1,291,253	1,234,593	56,660	4.6%
Time deposits	710,423	727,294	(16,871)	-2.3%
Brokered deposits	377,141	402,142	(25,001)	-6.2%
Total Deposits	$3,501,890	$3,466,464	$35,426	1.0%

Allowance for Credit Losses
(dollars in thousands)
	Three months ended March 31,
	2026	2025
Beginning of period	$42,020	$39,669
Charge-offs	(806)	(976)
Recoveries	90	343
Provision	(768)	1,248
End of period	$40,536	$40,284

Allowance for Unfunded Commitments
(dollars in thousands)
	Three months ended March 31,
	2026	2025
Beginning of period	$3,236	$3,380
Provision	139	319
End of period	$3,375	$3,699

(dollars in thousands)	March 31,	December 31,
	2026	2025
Non-accrual loans	$29,400	$30,834
Restructured loans, accruing	538	14
90+ Days Past Due, Still Accruing	229	462
Total non-performing loans	30,167	31,310
Other Real Estate Owned	-	-
Total non-performing assets	$30,167	$31,310

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Operations

	Three Months Ended
	March 31,
	2026	2025

Interest income	$55,809	$53,733
Interest expense	17,986	20,960
Net interest income	37,823	32,773
Provision for credit losses	(768)	1,248
Provision for unfunded commitments	139	319
Net interest income after provision	38,452	31,206
Non-interest income	9,431	7,860
Non-interest expense	29,873	27,126
Income before taxes	18,010	11,940
Income tax expense	3,021	1,772
Net income	14,989	10,168
Net income available
to common shareholders	$14,989	$10,168

Dividends paid per common share	$0.18	$0.17

Earnings per common share
Basic
Net income	$14,989	$10,168
Less allocation of earnings and
dividends to participating securities	28	44
Net income available to common
shareholders - basic	$14,961	$10,124
Weighted average common shares outstanding	20,745,499	15,488,813
Less average participating securities	39,169	66,711
Weighted average number of shares outstanding
used to calculate basic earnings per share	20,706,330	15,422,102

Earnings per common share
Basic	$0.72	$0.66
Diluted	$0.72	0.66

Selected financial ratios:
Return on average assets	1.41%	1.00%
Return on average equity	10.97%	10.39%
Dividend payout ratio	24.91%	25.90%
Net interest margin (tax equivalent)	3.85%	3.51%
Effective tax rate	16.77%	14.84%

Selected Balance Sheet Items
(Dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025
	(unaudited)	(unaudited)

Cash and due from financial institutions	$83,525	$77,320
Investment in time deposits	2,880	1,165
Investment securities	682,462	684,600
Loans held for sale	6,940	7,180
Loans	3,229,667	3,270,046
Less: allowance for credit losses	(40,536)	(42,020)
Net loans	3,189,131	3,228,026
Other securities	25,144	25,942
Premises and equipment, net	39,055	40,611
Goodwill and other intangibles	142,774	143,538
Bank owned life insurance	63,543	63,153
Other assets	62,868	64,918
Total assets	$4,298,322	$4,336,453

Total deposits	$3,501,890	$3,466,464
Short-term Federal Home Loan Bank advances	100,000	175,000
Long-term Federal Home Loan Bank advances	739	855
Subordinated debentures	104,276	104,234
Other borrowings	3,594	4,090
Accrued expenses and other liabilities	35,580	42,336
Total liabilities	3,746,079	3,792,979
Common shares	420,488	419,769
Retained earnings	251,041	239,784
Treasury shares	(76,082)	(75,764)
Accumulated other comprehensive loss	(43,204)	(40,315)
Total shareholders' equity	552,243	543,474
Total liabilities and shareholders' equity	$4,298,322	$4,336,453

	March 31,	December 31,
	2026	2025
	(unaudited)	(unaudited)

Shares outstanding at period end	20,783,348	20,746,474
Book value per share	$26.57	$26.20
Equity to asset ratio	12.85%	12.53%

Selected asset quality ratios:
Allowance for credit losses to total loans	1.26%	1.28%
Non-performing assets to total assets	0.70%	0.72%
Allowance for credit losses to non-performing loans	134.37%	134.21%

Non-performing asset analysis
Nonaccrual loans	$29,400	$30,834
Restructured loans	538	14
Other real estate owned	-	-
90+ Days Past Due, Still Accruing	229	462
Total	$30,167	$31,310

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
End of Period Balances	2026	2025	2025	2025	2025

Assets
Cash and due from banks	$83,525	$77,320	$62,766	$73,858	$90,456
Investment in time deposits	2,880	1,165	735	715	960
Investment securities	682,462	684,600	657,189	645,228	648,537
Loans held for sale	6,940	7,180	8,012	10,733	4,324
Loans and leases	3,229,667	3,270,046	3,095,994	3,151,124	3,104,036
Allowance for credit losses	(40,536)	(42,020)	(40,254)	(40,455)	(40,284)
Net Loans	3,189,131	3,228,026	3,055,740	3,110,669	3,063,752
Other securities	25,144	25,942	27,901	36,195	32,592
Premises and equipment, net	39,055	40,611	40,910	42,922	45,107
Goodwill and other intangibles	142,774	143,538	132,276	132,631	133,026
Bank owned life insurance	63,543	63,153	62,756	63,555	63,170
Other assets	62,868	64,918	65,049	69,363	64,793
Total Assets	$4,298,322	$4,336,453	$4,113,334	$4,185,869	$4,146,717

Liabilities
Total deposits	$3,501,890	$3,466,464	$3,230,463	$3,196,207	$3,238,888
Federal Home Loan Bank advances - short term	100,000	175,000	232,000	433,500	360,000
Federal Home Loan Bank advances - long term	739	855	970	1,103	1,355
Subordinated debentures	104,276	104,234	104,213	104,172	104,130
Other borrowings	3,594	4,090	4,699	5,379	6,140
Accrued expenses and other liabilities	35,580	42,336	41,961	41,371	38,770
Total liabilities	3,746,079	3,792,979	3,614,306	3,781,732	3,749,283

Shareholders' Equity
Common shares	420,488	419,769	388,458	312,589	312,192
Retained earnings	251,041	239,784	230,798	221,321	212,944
Treasury shares	(76,082)	(75,764)	(75,760)	(75,753)	(75,753)
Accumulated other comprehensive loss	(43,204)	(40,315)	(44,468)	(54,020)	(51,949)
Total shareholders' equity	552,243	543,474	499,028	404,137	397,434

Total Liabilities and Shareholders' Equity	$4,298,322	$4,336,453	$4,113,334	$4,185,869	$4,146,717

Shares outstanding at period end	20,783,348	20,746,474	19,312,726	15,529,342	15,519,072

Book value per share	$26.57	$26.20	$25.84	$26.02	$25.61
Equity to asset ratio	12.85%	12.53%	12.13%	9.65%	9.58%

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Selected asset quality ratios:
Allowance for credit losses to total loans	1.26%	1.28%	1.30%	1.28%	1.30%
Non-performing assets to total assets	0.70%	0.72%	0.55%	0.55%	0.75%
Allowance for credit losses to non-performing loans	134.37%	134.21%	176.52%	176.11%	129.99%

Non-performing asset analysis
Non-accrual loans	$29,400	$30,834	$22,615	$22,742	$30,989
Restructured loans	538	14	12	7	-
90+ Days Past Due, Still Accruing	229	462	177	223	146
Other real estate owned	-	-	-	209	209
Total	$30,167	$31,310	$22,804	$23,181	$31,344

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
Quarterly Average Balances	2026	2025	2025	2025	2025
Assets:
Earning assets	$4,003,144	$3,939,580	$3,829,484	$3,841,369	$3,801,709
Securities	718,037	694,263	676,938	682,035	683,374
Loans	3,252,342	3,197,327	3,128,033	3,136,091	3,099,440
Liabilities and Shareholders' Equity
Total deposits	$3,461,202	$3,424,018	$3,237,025	$3,190,592	$3,209,277
Interest-bearing deposits	2,765,773	2,717,751	2,574,153	2,538,500	2,538,561
Other interest-bearing liabilities	257,599	256,899	383,305	523,824	461,100
Total shareholders' equity	553,940	525,673	472,993	400,915	397,021

Supplemental Financial Information
(Unaudited - dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
End of period loan and lease balances	2026	2025	2025	2025	2025
Commercial and Agriculture	$310,400	$308,692	$302,407	$338,598	$330,627
Commercial Real Estate:
Owner Occupied	390,786	385,547	384,176	378,248	378,095
Non-owner Occupied	1,232,781	1,239,017	1,216,031	1,263,612	1,246,025
Residential Real Estate	943,425	944,328	842,362	815,408	773,349
Real Estate Construction	254,254	285,137	278,163	277,643	297,589
Farm Real Estate	32,700	37,775	23,713	23,866	22,399
Lease financing receivable	32,693	35,103	38,960	42,758	44,570
Consumer and Other	32,628	34,447	10,182	10,991	11,382
Total Loans	$3,229,667	$3,270,046	$3,095,994	$3,151,124	$3,104,036

Supplemental Financial Information
(Unaudited - dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
End of period deposit balances	2026	2025	2025	2025	2025
Noninterest-bearing demand	$703,778	$702,032	$651,934	$647,609	$648,683
Interest-bearing demand	419,295	400,403	415,620	433,089	467,601
Savings and money market	1,291,253	1,234,593	1,129,985	1,100,660	1,146,480
Time deposits	710,423	727,294	601,757	560,702	515,910
Brokered deposits	377,141	402,142	431,167	454,147	460,214
Total Deposits	$3,501,890	$3,466,464	$3,230,463	$3,196,207	$3,238,888

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Income statement	2026	2025	2025	2025	2025

Total interest and dividend income	$55,809	$55,741	$55,240	$56,271	$53,733
Total interest expense	17,986	19,290	20,695	21,457	20,960
Net interest income	37,823	36,451	34,545	34,814	32,773
Provision for credit losses	(768)	724	378	1,171	1,248
Provision for unfunded commitments	139	(139)	(178)	(146)	319
Non-interest income	9,431	9,884	9,633	6,589	7,860
Non-interest expense	29,873	31,003	28,327	27,482	27,126
Income before taxes	18,010	14,747	15,651	12,896	11,940
Income tax expense	3,021	2,480	2,891	1,881	1,772
Net income	$14,989	$12,267	$12,760	$11,015	$10,168
Net income available to common shareholders	$14,989	$12,267	$12,760	$11,015	$10,168

Per share data

Earnings per common share
Basic
Net income	$14,989	$12,267	$12,760	$11,015	$10,168
Less allocation of earnings and
dividends to participating securities	28	48	61	45	44
Net income available to common shareholders - basic	$14,961	$12,219	$12,699	$10,970	$10,124

Weighted average common shares outstanding	20,745,499	20,185,285	18,767,307	15,524,490	15,488,813
Less average participating securities	39,169	90,281	91,743	96,692	66,711
Weighted average number of shares outstanding used to calculate basic earnings per share	20,706,330	20,095,004	18,675,564	15,427,798	15,422,102

Earnings per common share
Basic	$0.72	$0.61	$0.68	$0.71	$0.66
Diluted	$0.72	$0.61	$0.68	$0.71	$0.66

Common shares dividend paid	$3,732	$3,283	$3,283	$2,638	$2,636
Dividends paid per common share	0.18	0.17	0.17	0.17	0.17

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected financial ratios	2026	2025	2025	2025	2025

Return on average assets	1.41%	1.14%	1.22%	1.06%	1.00%
Return on average equity	10.97%	9.26%	10.70%	11.02%	10.39%
Dividend payout ratio	24.91%	27.97%	25.00%	23.96%	25.90%
Net interest margin (tax equivalent)	3.85%	3.69%	3.58%	3.64%	3.51%
Effective tax rate	16.77%	16.82%	18.47%	14.59%	14.84%

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Non-interest income	2026	2025	2025	2025	2025
Service charges	$1,714	$1,706	$1,667	$1,564	$1,524
Net gain (loss) on equity securities	33	120	255	(74)	(29)
Net gain on sale of loans and leases	1,605	1,594	1,450	841	604
ATM/Interchange fees	1,386	1,722	1,435	1,418	1,326
Wealth management fees	1,433	1,473	1,402	1,325	1,340
Lease revenue and residual income	1,630	1,518	1,934	525	1,896
Bank owned life insurance	390	397	666	386	387
Swap fees	56	150	-	53	72
Other	1,184	1,204	824	551	740
Total non-interest income	$9,431	$9,884	$9,633	$6,589	$7,860

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Non-interest expense	2026	2025	2025	2025	2025
Compensation expense	$16,229	$14,526	$15,161	$15,011	$14,043
Net occupancy expense	1,623	1,410	1,466	1,419	1,634
Contracted data processing	730	672	559	536	567
FDIC assessment	423	493	627	689	873
State franchise tax	554	343	536	634	526
Professional services	1,585	1,467	1,225	1,798	2,090
Equipment expense	2,089	2,032	2,205	1,764	2,103
ATM/Interchange expense	732	710	755	683	580
Marketing	478	410	391	289	296
Amortization of core deposit intangible	696	576	318	338	332
Software maintenance expense	1,475	1,411	1,480	1,294	1,277
Other	3,259	6,953	3,604	3,027	2,805
Total non-interest expense	$29,873	$31,003	$28,327	$27,482	$27,126

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset quality	2026	2025	2025	2025	2025

Allowance for credit losses:
Beginning of period	$42,020	$40,254	$40,455	$40,284	$39,669
CECL Day 1 Adjustment FSB	-	1,960	-	-	-
Charge-offs	(806)	(1,064)	(662)	(1,092)	(976)
Recoveries	90	146	83	92	343
Provision	(768)	724	378	1,171	1,248
End of period	$40,536	$42,020	$40,254	$40,455	$40,284
Allowance for unfunded commitments:
Beginning of period	$3,236	$3,375	$3,553	$3,699	$3,380
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-
Provision	139	(139)	(178)	(146)	319
End of period	$3,375	$3,236	$3,375	$3,553	$3,699

Ratios
Allowance to total loans	1.26%	1.28%	1.30%	1.28%	1.30%
Allowance to nonperforming assets	134.37%	134.29%	176.52%	174.52%	129.12%
Allowance to nonperforming loans	134.37%	134.29%	176.52%	176.11%	129.99%

Nonperforming assets
Non-accrual loans	$29,400	$30,815	$22,615	$22,742	$30,989
Restructured loans	538	14	12	7	-
90+ Days Past Due, Still Accruing	229	461	177	223	-
Total non-performing loans	30,167	31,290	22,804	22,972	30,989
Other Real Estate Owned	-	-	-	209	209
Total non-performing assets	$30,167	$31,290	$22,804	$23,181	$31,198

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Capital and liquidity	2026	2025	2025	2025	2025

Tier 1 leverage ratio	11.57%	11.32%	10.96%	8.80%	8.66%
Tier 1 risk-based capital ratio	15.12%	14.51%	14.19%	11.18%	10.97%
Total risk-based capital ratio	18.67%	18.02%	17.80%	14.73%	14.53%
Tangible common equity ratio (1)	9.85%	9.54%	9.21%	6.70%	6.59%

(1) See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

Tangible Common Equity
Total Shareholder's Equity - GAAP	$552,243	$543,474	$499,028	$404,137	$397,434
Less: Preferred Equity	-	-	-	-	-
Less: Goodwill and intangible assets	142,774	143,538	132,276	132,631	133,026
Tangible common equity (Non-GAAP)	$409,469	$399,936	$366,752	$271,506	$264,408

Total Shares Outstanding	20,783,348	20,746,474	19,312,726	15,529,342	15,519,072

Tangible book value per share	$19.70	$19.28	$18.99	$17.48	$17.04

Tangible Assets
Total Assets - GAAP	$4,298,322	$4,336,453	$4,113,334	$4,185,869	$4,146,717
Less: Goodwill and intangible assets	142,774	143,538	132,276	132,631	133,026
Tangible assets (Non-GAAP)	$4,155,548	$4,192,915	$3,981,058	$4,053,238	$4,013,691

Tangible common equity to tangible assets	9.85%	9.54%	9.21%	6.70%	6.59%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	March 31,
Efficiency ratio (non-GAAP):	2026	2025

Noninterest expense (GAAP)	$29,873	$27,126
Less: Amortization of intangible assets expense	696	332
Less: Acquisition related expenses	427	-
Noninterest expense (non-GAAP)	$28,750	$26,794

Net interest income (GAAP)	$37,823	$32,773
Plus: Taxable equivalent adjustment	612	622
Noninterest income (GAAP)	9,431	7,860
Less: Net gains (losses) on equity securities	33	(29)
Net interest income (FTE) plus non-interest income (non-GAAP)	$47,833	$41,284

Efficiency ratio (non-GAAP)	60.1%	64.9%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Efficiency ratio (non-GAAP):	2026	2025	2025	2025	2025

Noninterest expense (GAAP)	$29,873	$31,003	$28,327	$27,482	$27,126
Less: Amortization of intangible assets expense	696	576	318	339	332
Less: Acquisition related expenses	427	3,424	664	5	-
Noninterest expense (non-GAAP)	$28,750	$27,003	$27,345	$27,138	$26,794

Net interest income (GAAP)	$37,823	$36,451	$34,545	$34,814	$32,773
Plus: Taxable equivalent adjustment	612	620	618	621	622
Noninterest income (GAAP)	9,431	9,884	9,633	6,589	7,860
Less: Net gains (losses) on equity securities	33	120	255	(74)	(29)
Net interest income (FTE) plus non-interest income (non-GAAP)	$47,833	$46,835	$44,541	$42,098	$41,284

Efficiency ratio (non-GAAP)	60.1%	57.7%	61.4%	64.5%	64.9%

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Net interest margin (non-GAAP):	2026	2025	2025	2025	2025

Net interest income (GAAP)	$37,823	$36,451	$34,545	$34,814	$32,773
Tax-equivalent adjustment	612	620	618	621	622
Net interest income (tax-equivalent)	38,435	37,071	35,163	35,435	33,395

Average earning assets (GAAP)	$4,003,144	$3,939,580	$3,829,484	$3,841,369	$3,801,709
Unrealized loss adjustment	41,288	46,944	62,947	64,110	59,117
Adjusted average earning assets	4,044,432	3,986,524	3,892,431	3,905,479	3,860,826

Net interest margin (Non-GAAP)	3.85%	3.69%	3.58%	3.64%	3.51%

Supplemental Financial Information
Consolidated Condensed Statement of Operations
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	March 31, 2026
		Non-Recurring
	As Reported	Adjustments	As Adjusted

Interest income	$55,809	$-	$55,809
Interest expense	17,986	-	17,986
Net interest income	37,823	-	37,823
Provision for credit losses	(768)	-	(768)
Provision for unfunded commitments	139	-	139
Net interest income after provision	38,452	-	38,452
Non-interest income	9,431	-	9,431
Non-interest expense	29,873	427	29,446
Income before taxes	18,010	(427)	18,437
Income tax expense	3,021	(69)	3,090
Net income	$14,989	$(358)	$15,347

Earnings per common share
Basic	$0.72	$(0.02)	$0.74
Diluted	$0.72	$(0.02)	$0.74

Supplemental Financial Information
Consolidated Condensed Statement of Operations
(Unaudited - dollars in thousands except share data)

	Three Months Ended
As Reported	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Interest income	$55,809	$55,741	$55,240	$56,271
Interest expense	17,986	19,290	20,695	21,457
Net interest income	37,823	36,451	34,545	34,814
Provision for credit losses	(768)	724	378	1,171
Provision for unfunded commitments	139	(139)	(178)	(146)
Net interest income after provision	38,452	35,866	34,345	33,789
Non-interest income	9,431	9,884	9,633	6,589
Non-interest expense	29,873	31,003	28,327	27,482
Income before taxes	18,010	14,747	15,651	12,896
Income tax expense	3,021	2,480	2,891	1,881
Net income	$14,989	$12,267	$12,760	$11,015

Earnings per common share
Basic	$0.72	$0.61	$0.68	$0.71
Diluted	$0.72	$0.61	$0.68	$0.71
Net Interest Margin	3.85%	3.69%	3.58%	3.64%

As Adjusted
Interest income	$55,809	$55,741	$55,240	$54,650
Interest expense	17,986	19,290	20,695	21,457
Net interest income	37,823	36,451	34,545	33,193
Provision for credit losses	(768)	724	378	1,171
Provision for unfunded commitments	139	(139)	(178)	(146)
Net interest income after provision	38,452	35,866	34,345	32,168
Non-interest income	9,431	9,884	9,633	7,633
Non-interest expense	29,446	27,579	27,663	27,793
Income before taxes	18,437	18,171	16,315	12,008
Income tax expense	3,090	3,048	3,001	1,750
Net income	$15,347	$15,123	$13,314	$10,258

Earnings per common share
Basic	$0.74	$0.75	$0.71	$0.66
Diluted	$0.74	$0.75	$0.71	$0.66
Net Interest Margin	3.85%	3.69%	3.58%	3.47%

	Three Months Ended
Non-Recurring Adjustments	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Interest income	$-	$-	$-	$1,621
Interest expense	-	-	-	-
Net interest income	-	-	-	1,621
Provision for credit losses	-	-	-	-
Provision for unfunded commitments	-	-	-	-
Net interest income after provision	-	-	-	1,621
Non-interest income	-	-	-	(1,044)
Non-interest expense	427	3,424	664	(311)
Income before taxes	(427)	(3,424)	(664)	888
Income tax expense	(69)	(568)	(110)	131
Net income	$(358)	$(2,856)	$(554)	$757

Earnings per common share
Basic	$(0.02)	$(0.14)	$(0.03)	$0.05
Diluted	$(0.02)	$(0.14)	$(0.03)	$0.05
Net Interest Margin	0.00%	0.00%	0.00%	0.17%

Non-recurring adjustments summary:

First-Quarter 2026

The quarter ended March 31, 2026 was negatively impacted by non-recurring adjustments related to acquisition related expenses in conjunction with the previously announced merger with The Farmers Savings Bank that successfully closed in the fourth quarter of 2025. The expenses impacted net income for the quarter ended March
31, 2026 by approximately $0.4 million on a pre-tax basis.

Fourth-Quarter 2025

The quarter ended December 31, 2025 was negatively impacted by non-recurring adjustments related to acquisition related expenses in conjunction with the previously announced merger with The Farmers Savings Bank that successfully closed in the fourth quarter of 2025. The expenses impacted net income for the quarter ended December
31, 2025 by approximately $3.4 million on a pre-tax basis.

Third-Quarter 2025

The quarter ended September 30, 2025 was negatively impacted by non-recurring adjustments related to acquisition related expenses in conjunction with the previously announced merger with The Farmers Savings Bank that is successfully closed in the fourth quarter of 2025. The expenses impacted net income for the quarter ended September 30, 2025 by approximately $0.7 million on a pre-tax basis.

Second-Quarter 2025

The quarter ended June 30, 2025 was positively impacted by non-recurring adjustments to our loan and lease portfolio resulting from a core system conversion during the second quarter of 2025, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.6 million on a pre-tax basis, and the release of a reserve established in the third-quarter of 2024 for a reconciling item associated with a system conversion, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.3 million on a pre-tax basis.